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                                                                     EXHIBIT 3.3


                    Certificate of the Powers, Designations,
                    Preferences and Relative, Participating,
                    Optional and Other Special Rights of the

               SERIES 3 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                            UNIVERSITY BANCORP, INC.

                     and the Qualifications, Limitations or
           Restrictions Thereof, Which Have Not Been Set Forth in the
            Certificate of Incorporation in or Any Amendment Thereto.

                      (Pursuant to Section 151 of Chapter 1
                        of Title 8 of the Delaware Code)

                The undersigned, Stephen Lange Ranzini, President of University Bancorp, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter the "Corporation"), does hereby certify:

        That pursuant to authority conferred upon the board of directors of the Corporation by the Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the board of directors of the Corporation, at a duly called meeting thereof duly held on November 28, 2000 duly adopted the following resolution:

              "RESOLVED, that, pursuant to the authority expressly granted to and vested in the board of directors of the Corporation by the provisions of its Certificate of Incorporation, the Board hereby creates a series of Preferred Stock of the Corporation to consist of 1,000 of the 500,000 shares of Preferred Stock, par value $.001 per share, which the Corporation now has authority to issue and the board of directors of the Corporation hereby fixes the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series of Preferred Stock (in addition to the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation, as amended, of the Corporation which are applicable to Preferred Stock of all series) as follows:

1.  Designation and Number.

                The distinctive designation of the series shall be Series 3 6% Cumulative Convertible Preferred Stock (hereinafter, "Series 3 Preferred Stock"); the number of shares of Series 3 Preferred Stock which the Corporation is authorized to issue shall be 1,000, which number may be increased (but not in excess of the total number of authorized shares of Preferred Stock at such time) or decreased (but not below the number of shares then outstanding) from time to time by the board of directors of the Corporation (the "Board").

            2. Definitions. For purposes hereof, the following terms shall have the meanings indicated.


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                  (a) The term "Senior Stock" means all those classes and series of preferred or special stock and all those series of Preferred Stock which, by the terms of the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), or of the instrument by which the Board, acting pursuant to authority granted in the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), shall designate the special rights and limitations of each such class and series of preferred or special stock or series of Preferred Stock, shall be senior to the Series 3 Preferred Stock with respect to the right of the holders thereof to receive dividends or to participate in the assets of the Corporation distributable to stockholders upon any liquidation, dissolution or winding-up of the Corporation.

                  (b) the term "Parity Stock" means: all those classes and series of preferred or special stock and all those series of Preferred Stock which, by the terms of the (as the same has heretofore been or may hereafter be amended), or of the instrument by which the Board, acting pursuant to authority granted in the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), shall designate the special rights and limitations of each such class and series of preferred or special stock or series of Preferred Stock, shall be on a parity with the Series 3 Preferred Stock with respect to the right of the holders thereof to receive dividends and to participate in the assets of the Corporation distributable to stockholders upon any liquidation, dissolution or winding-up of the Corporation.

                  (c) The term "Junior Stock" means:

                         (i)  Common Stock, par value $.01, of the
Corporation, and

                         (ii)  all those classes and series of
preferred, special or common stock and all those series of Preferred Stock which, by the terms of the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), or of the instrument by which the Board, acting pursuant to authority granted in the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), shall designate the special rights and limitations of each such class and series of preferred or special stock or series of Preferred Stock, shall be, subordinate to the Series 3 Preferred Stock with respect to the right of the holders thereof to receive dividends and to participate in the assets of the Corporation distributable to stockholders upon any liquidation, dissolution or, winding-up of the Corporation.

                  (d) The term "Market Price per share of Common Stock" for any Trading Day means (i) the closing bid price for the Common Stock (as defined in Section 8(h) hereof) on such Trading Day as published by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or, if such prices are not so published by NASDAQ, the average of the high and low bid prices for the Common Stock on such Trading Day, as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose) or (ii), if the Common Stock is then listed or admitted to trading on a national securities exchange, the last sale price regular way for the Common Stock on such Trading

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Day as reported in the consolidated transaction reporting system for securities listed or traded on such exchange, or, in case no such reported sale takes place on such Trading Day, the reported closing bid price regular way for the Common Stock on such Trading Day on the principal national securities exchange on which the Common Stock is then listed or admitted to trading.

                  (e) The term "Trading Day" shall mean any day on which trading takes place (i) in the over-the-counter market and prices reflecting such trading are published by NASDAQ, or (ii) if the Common Stock is then listed or admitted to trading on a national securities exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading.

3.  Dividends and Distributions.

                  (a) Subject to the prior rights of the holders of Senior Stock and in conjunction with any provision then being made for the holders of Parity Stock, the holders of shares of Series 3 Preferred Stock, in preference to the holders of Junior Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the thirtieth (30th) day of January, April, and July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of shares of Series 3 Preferred Stock, at, but not exceeding, the annual rate of $60.00 per share.

                  (b) Dividends shall accrue on a day-to-day basis and be cumulative on issued and outstanding shares of Series 3 Preferred Stock, whether or not declared, beginning from the date of issue of such shares. Accrued but unpaid dividends shall not bear interest. If the stated dividends on the shares of Series 3 Preferred Stock are not paid in full, shares of Series 3 Preferred Stock and all shares of Parity Stock shall share ratably in the payment of dividends, including accumulations thereof, if any, on such shares in accordance with the sums which would be payable on such shares if all dividends then accrued but unpaid thereon were paid in full.

                  (c) So long as any shares of Series 3 Preferred Stock are issued and outstanding:

                               (i)  no dividends whatever shall be paid or
declared, nor shall any distribution be made, on any Junior Stock, other than a dividend or distribution payable in Junior Stock or warrants or other rights to purchase Junior Stock, unless all dividends on Series 3 Preferred Stock for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart; and

                               (ii)  no dividends shall be paid or declared,
nor shall any distribution be made on any Parity Stock (other than dividends or distribution of Junior Stock or of rights, warrants or options to acquire Junior Stock), except dividends or distributions paid ratably on the Series 3 Preferred Stock and all such Parity Stock on which dividends are payable and in arrears in proportion to the total amounts to which the holders of all such shares would then be entitled.

Nothing contained in this section 3 shall prohibit the Corporation from redeeming, purchasing, or otherwise acquiring any then outstanding shares of Junior Stock or Parity Stock at any time or from time to time.

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                  (d) The Board may fix a record date for the determination of holders of shares of Series 3 Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof. Absent the setting of any such record date, each dividend shall be paid to the holders of record of the Series 3 Preferred Stock as their names appear on the stock books of the Corporation on the business day next preceding the Quarterly Dividend Payment Date thereof. Dividends in arrears for any past Quarterly Dividend Payment Date(s) may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to the holders of record of the Series 3 Preferred Stock as their names appear on the stock books of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board.

4.  No Voting Rights.

                  (a) Notwithstanding anything to the Contrary contained in this Certificate, the Certificate of Incorporation or otherwise, the shares of Series 3 Preferred Stock shall not entitle the holders thereof to vote on any matter whatsoever, except as required by the General Corporation Law of the State of Delaware. Moreover, in no event shall the vote or consent of the holders of shares of Series 3 Preferred Stock be required in connection with the creation or authorization of any one or more classes or series of preferred or special stock (including the Preferred Stock), whether constituting Junior Stock, Parity Stock or Senior Stock.

                  (b) The number of authorized shares of any class or classes, or any series, of stock of the Corporation (including without limitation the Preferred Stock and the Series 3 Preferred Stock) may be increased or decreased (but not below the number of shares of such class or classes or such series then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of class or serial designation (and without any requirement of a separate affirmative vote or consent of the holders of the shares of Series 3 Preferred Stock voting separately as a class or series).

         5. Reacquired Shares. Any shares of Series 3 Preferred Stock redeemed, converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be deemed retired and cancelled upon the acquisition thereof, and all such shares, upon their cancellation, shall become and return to the status of authorized but unissued shares of Preferred Stock without serial designation and which may be reissued as part of any new or then existing series of Preferred Stock.

         6. Liquidation. The Series 3 Preferred Stock shall be preferred as to assets over the Junior Stock so that, in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series 3 Preferred Stock shall be entitled, in conjunction with any provision then being made for the holders of Parity Stock, to have set apart for them or to be paid out of the assets of the Corporation, after provision for the holders of Senior Stock, if any, but before any distribution is made to or set apart for the holders of Junior Stock, an amount in cash equal to, and in no event more than, $1,000.00 per share of Series 3 Preferred Stock plus a sum of money equal to all dividends accrued and unpaid thereon to the date that payment is made available to the holders of Series 3 Preferred Stock. If, upon such liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation available for distribution to the

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holders of its stock shall, after provision for the holders of Senior Stock, if any, be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the holders of Series 3 Preferred Stock and the amounts receivable by the holders of all Parity Stock, then all such assets of the Corporation shall be distributed ratably among the holders of Series 3 Preferred Stock and the holders of all Parity Stock, in proportion to the amounts which each would have been entitled to receive if such assets were sufficient to permit distribution in full as aforesaid. Neither the consolidation nor merger of the Corporation nor the sale, lease or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this section 6.

         7. Redemption. (a) Subject to the provisions of section 7(b) hereof, the Corporation may (but shall in no event other than pursuant to section 7(h) hereof be required to), by action of the Board, at any time, and from time to time, except as otherwise provided in section 8 below, redeem all or part of the issued and outstanding Series 3 Preferred Stock by paying the holders of record thereof, out of funds legally available therefor, the sum of (i) $1,000.00 for each such share to be redeemed plus (ii) an amount in cash equal to all dividends accrued but not paid on each such share to be redeemed to the date of redemption.

                  (b) Prior to the fifth anniversary of the date of original issuance of shares of Series 3 Preferred Stock, the Corporation may not redeem any of the Series 3 Preferred Stock pursuant to this section 7 unless the average of the Market Prices per share of Common Stock, for a period of 30 consecutive Trading Days ending no more than 15 Trading Days prior to the date upon which the notice of redemption required by this section 7 is first mailed to holders of Series 3 Preferred Stock, shall have been at least 150% of the then applicable conversion price fixed or determined pursuant to section 8 hereof.

                  (c) Following any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in section 8(d)(i) hereof, appropriate adjustments shall be made in the application of the provisions of sections 7(b) and 2(d) hereof consistent with the provisions made, effective as of the effective date of such reclassification, change, consolidation, merger, sale or conveyance, pursuant to said section 8(d)(i). Any such adjustment required by this section 7(c) shall be binding upon the holders of Series 3 Preferred Stock and the Corporation if made in good faith by the Board. The above provisions of this section 7(c) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances of the character referred to in section 8(d)(i) hereof.

                  (d) In the event that less than all of the issued and outstanding Series Preferred Stock are to be redeemed, the shares to be redeemed shall be chosen by lot, pro rata, or by such other method as the Board may determine to be equitable.

                  (e) In the event of a redemption of shares of Series 3 Preferred Stock, a notice fixing the time and place of redemption (and if less than all shares of Series 3 Preferred Stock are to be redeemed, identifying the shares to be redeemed) shall be mailed not less than ten (10) days nor more than sixty (60) days prior to the date so fixed to each holder of record of the Series 3 Preferred Stock to be redeemed at the address thereof as it appears on

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the records of the Corporation. No failure to mail any such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption.

                  (f) From and after the date fixed for such redemption, unless the Corporation shall default in providing moneys for the payment of the redemption price, the holders of the shares so called for redemption shall not be entitled to any dividends and shall cease to have any rights or interests as holders of said shares, except the right to receive the payment herein designated, without interest thereon, upon presentation and surrender of their certificates therefor.

                  (g) From and after the date specified for redemption, the Corporation shall, at the place specified in the notice of redemption, upon presentation and surrender to the Corporation by the holder thereof of the certificate(s) representing the shares of Series 3 Preferred Stock redeemed, deliver or cause to be delivered to or upon the written order of such holder a sum in cash equal to the redemption price of the shares of such holder to be redeemed, together with, if the certificate(s) presented and surrendered by such Holder represent a greater number of shares than the number of shares to be redeemed from such holder, one or more new certificates registered in the name of such holder and representing the shares of Series 3 Preferred Stock not redeemed.

                  (h) In the event that the Corporation sells newly issued shares of Junior Stock via a rights offering while shares of Series 3 Preferred Stock are outstanding, the Corporation shall, upon request of the holder of the preferred stock, redeem shares of the Series 3 Preferred Stock provided that all cash received for such shares (including accrued but unpaid dividends) is used for the exercise of rights to purchase Junior Stock pursuant to the rights offering.

8.  Conversion.

                  (a) Subject to the provisions of section 7 hereof regarding redemption and to the terms and conditions of this section 8, but in no event prior to six (6) months after the date of the original issue of shares of Series 3 Preferred Stock, shares of Series 3 Preferred Stock shall be convertible, at the option of the holder thereof (except that, in respect of any such shares which shall have been called for redemption, such option shall terminate at the close of business on the business day prior to the date fixed for redemption unless the Corporation shall default in the payment of the redemption price), into a number (calculated to the nearest 1/100th of a share, with 5/1000ths of a share being considered as nearer to the next higher 1/100th of a share) of fully paid and nonassessable shares of Common Stock at the then applicable conversion price fixed or determined pursuant to the provisions of section 8(d) hereof, each share of Series 3 Preferred Stock being taken at $1,000 for the purpose of such conversion, by surrender of a certificate or certificates for Series 3 Preferred Stock so to be converted at the office of the Corporation's transfer agent for the Series 3 Preferred Stock (or at such other place or places as may be designated by the Corporation) at any time during usual business hours, together with written notice that the holder elects to convert such Series 3 Preferred Stock, or a stated number of shares thereof, in accordance with the provisions of this section 8.

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                  (b) As promptly as practicable after exercise by any holder of such holder's option to convert any shares of Series 3 Preferred Stock pursuant to the provisions of this section 8, but subject to the provisions of section 8(d)(iii) hereof, the Corporation shall deliver or cause to be delivered to such holder one or more certificates representing the number of shares of Common
Stock issuable upon such conversion, together with, if the certificate(s) surrendered evidence a greater number of shares than the number of shares to be converted, one or more certificates evidencing the shares of Series 3 Preferred Stock not to be converted, and together with any cash in respect of any fractional interest in a share of Common Stock issuable upon such conversion. Subject to section 8(d)(iii) hereof, each such conversion shall be deemed to have been made immediately prior to the close of business on the day the option to convert is exercised, and all rights of the converting holder as a holder of the shares of Series 3 Preferred Stock surrendered for conversion shall cease at such time and the person or persons in whose name or names the certificate(s) for the shares of Common Stock issuable upon conversation are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time.

                  (c) If the last day for the exercise of the conversion option be, in the jurisdiction in which the office of the transfer agent for the Series 3 Preferred Stock or other place designated by the Corporation as a place for conversion of Series 3 Preferred Stock is located, a Saturday, Sunday or legal holiday, then such conversion option may be exercised, at the conversion price in effect on such last day, upon the next succeeding day not a Saturday, Sunday or legal holiday in such jurisdiction.

                  (d) Each share of Series 3 Preferred Stock shall be convertible into the number of shares of Common Stock as is determined by dividing the sum of $1,000.00 by the conversion price provided for herein, and as the same may be adjusted from time to time. The conversion price for shares of Series 3 Preferred Stock shall be $3.00 per share, provided if adjustment of the conversion price is required pursuant to this section 8(d), the conversion price shall be such adjusted conversion price.

                           (i)  In case any of the following shall occur:

                                (x) any reclassification or change in the
outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

                                (y) any consolidation or merger to which the
corporation is a party (other than a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of, or change in, the outstanding shares of Common Stock); or

                                (z) any sale or conveyance to another
corporation of the property of the Corporation as an entirety or substantially as an entirety, other than a sale/leaseback, mortgage or other similar financing transactions,

then, in each such case, appropriate provision shall be made, effective as of the effective date of any such reclassification, change, consolidation, merger, sale or conveyance, as the case may be, whereby the holders of Series 3 Preferred Stock then outstanding shall have the right to convert such Series 3


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Preferred Stock into the kind and amount of shares of stock and other securities and property (including cash) which would have been receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of shares of Common Stock which would have been issuable upon conversion of such Series 3 Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. In connection with any provision made pursuant to the terms of the preceding sentence, provision shall also be made for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this section 8. The above provisions of this section 8(d)(i) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

                                (ii) In case the Corporation shall at any time
subdivide or split-up, or increase by dividend payable in shares of Common Stock, the number of outstanding shares of Common Stock issuable upon conversion of Series 3 Preferred Stock, or combine the outstanding shares of Common Stock issuable upon conversion of Series 3 Preferred Stock, then, in each such case, the conversion price in effect immediately prior to such subdivision, split-up or stock dividend, or such combination, shall, effective as of the effective date of such subdivision, split-up or stock dividend, or such combination, be proportionately decreased in the case of subdivision, split-up or stock dividend, or proportionately increased in the case of combination.

                                (iii) In any case in which this section 8 shall
require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event
(i) issuing to the holder of Series 3 Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to section 8(i) hereof; provided, however, the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock, and such cash, upon the occurrence of the event requiring such adjustment.

                  (e) Any determination as to whether an adjustment in the conversion price in effect hereunder is required pursuant to section 8(d) hereof, or as to the amount of any such adjustment, if required, shall be binding upon the holders of Series 3 Preferred Stock and the Corporation if made in good faith by the Board.

                  (f) Whenever the conversion price is adjusted as provided in this section 8, then, in each such case, the Corporation shall mail to the holders of Series 3 Preferred Stock of record not more than 15 days before the date of mailing (at the addresses thereof appearing on the Corporation's records), a notice in writing stating the adjusted conversion price then and thereafter effective under the provisions hereof, the method of calculating such adjusted conversion price shown in reasonable detail, and the facts on which such calculation is based. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be given under the provisions of section 8(g) hereof.

                  (g) In the event the Corporation shall propose to take any action of a type described in section 8(d) hereof, the Corporation shall give notice thereof to each holder of shares of Series 3 Preferred Stock, in the manner set forth in 8(f) hereof, which notice shall specify the record date on which such action is expected to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the conversion price, and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of Series 3 Preferred Stock. In the case of any action that would require the fixing of a record date, such notice shall be given prior to the date so fixed, and in case of all other action, such notice shall be given prior to the effectiveness of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (h) As used in this section 8, the term "Common Stock" shall mean and include the Corporation's Common Stock authorized on the date of the original issue of shares of Series 3 Preferred Stock and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares into which the Series 3 Preferred Stock shall be convertible pursuant to this section 8 shall include, and, as used in sections 7(b) and 2(d) hereof, the term "Common Stock" shall mean and include, only shares of such class designated in the Corporation's Certificate of Incorporation as Common Stock on the date of the original issue of shares of Series 3 Preferred Stock or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in section 8(d)(i) hereof, the stock, securities or property (including cash) provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon conversion of the Series 3 Preferred Stock as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

                  (i) No fractional shares of stock shall be issued upon the conversion of any Series 3 Preferred Stock. If any fractional interest in a share of Common Stock would, except for the provisions of this section 8(i), be deliverable upon the conversion of any Series 3 Preferred Stock, the Corporation shall, in lieu of delivering the fractional share therefor, adjust such fractional interest by payment to the holder of such surrendered Series 3 Preferred Stock of an amount in cash (computed to the nearest cent) equal to the current market value of such fractional interest, computed on the basis of the mean between the closing bid and asked prices for the Common Stock as published by NASDAQ (or, if such prices are not so published by NASDAQ, as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose) on the last Trading Day prior to the date on which such stock was surrendered or, if the Common Stock is then listed or admitted to trading on a national securities exchange, the last sales price regular way for the Common Stock, as reported in the consolidated trading system for securities listed or admitted to trading on such national securities exchange, on the last Trading Day prior to the date on which such stock was surrendered, or, if no such sale takes place on such day, the mean between the closing bid and asked prices regular way for the Common Stock on such date on the principal national securities exchange on which the Common Stock is not traded in such manner that the quotations referred to above are available, then the current market value of such fractional share interest shall be the fair value as determined in good faith by the Corporation.

                  (j) Upon any conversion, no adjustment shall be made for dividends, whether accrued and unpaid or otherwise, on the Series 3 Preferred Stock surrendered for conversion or on the Common Stock delivered upon such conversion.

                  (k) The Corporation will use its best efforts to reserve and keep available out of its authorized but unissued stock, solely for the purpose of issue upon conversion of the Series 3 Preferred Stock, as provided in this section 8, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series 3 Preferred Stock, and, upon the issuance thereof upon conversion, all in accordance with the provisions hereof, such shares of Common Stock shall be duly and validly issued, fully paid and nonassessable.

                  (l) Before taking any action which would cause an adjustment reducing the conversion price below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and lawfully issue fully paid and nonassessable shares of Common Stock at the conversion price as so adjusted.

                  (m) The issuance of certificates for shares of Common Stock shall be made without charge for any tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the converted Series 3 Preferred Stock, the Corporation shall not be required to issue or deliver any stock certificate or certificates unless and until the holder has paid to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

9.  Miscellaneous.

                      (a) All accounting terms used herein and not expressly defined herein shall have the meaning given to them in accordance with generally accepted accounting principles.

                      (b) The term "outstanding", when used herein with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a direct or indirect subsidiary thereof.

                      (c) The term "person" when used herein shall mean any corporation, partnership, trust, organization, association or other entity or individual.

                      (d) Nothing contained herein shall prevent the creation, authorization or issuance, either by or pursuant to authority granted in the Certificate of Incorporation (as the same may hereafter be amended), of any one or more classes or series of preferred or special stock (including the Preferred Stock), whether ranking prior to or on a parity with or junior to the Series 3 Preferred Stock as to dividends or in liquidation and/or having or carrying any powers, preferences and relative, participating, optional and other special rights authorized by law and the Certificate of Incorporation (as the same may hereafter be amended).

                      (e) The headings of the sections and paragraphs of this resolution are for convenience of reference only and shall not define, limit or affect any of the provisions hereof."

             Signed at Ann Arbor, Michigan, as of the 28th day of November, 2000.


                                    --------------------------------
                                    Stephen Lange Ranzini, President

ATTEST

----------------------------
Joseph L. Ranzini, Secretary